UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In a press release dated February 10, 2011, Orthofix International N.V. (the “Company”) announced that Jerry C. Benjamin, a member of its Board of Directors (the “Board”), passed away unexpectedly on February 8, 2011 at his home outside of London. Mr. Benjamin served as a member of the Board since 1992, most recently as Chairman of the Audit Committee of the Board (the “Audit Committee”). A copy of the press release is filed herewith as Exhibit 99.1.

Kenneth R. Weisshaar and Michael R. Mainelli continue to serve as members of the Audit Committee. The Board has previously determined that each of Messrs. Weisshaar and Mainelli are independent under the rules of the Nasdaq Stock Market and Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended, and meet the other criteria for Audit Committee membership set forth in Nasdaq rules. In addition, Mr. Weisshaar continues to serve on the Audit Committee as an “audit committee financial expert” as defined under Item 407 of Regulation S-K. The Board has not yet appointed a third member of the Audit Committee.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Brian McCollum
Brian McCollum Interim Chief Financial Officer and Senior Vice President of Finance

Date: February 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 10, 2011.